EXHIBIT 10.1
AGREEMENT OF PURCHASE AND SALE
1851 Arthur Avenue, Elk Grove Village (“1851”)
3001 Malmo Drive, Arlington Heights (“3001”)
ARTICLE 1: PROPERTY/PURCHASE PRICE
          1.1 Certain Basic Terms.

Purchaser and Notice Address:	With a copy to:
PROLOGIS, a Maryland real estate investment trust	MAYER, BROWN, ROWE & MAW LLP
Attn: William Moody	Attn: Milos Markovic, Esq.
4545 Airport Way	71 South Wacker Drive
Denver, Colorado 80239	Chicago, Illinois 60606
Telephone: 303/567-5753	Telephone: 312/701-7202
Facsimile: 303/567-5602	Facsimile: 312/706-8505

and to

PROLOGIS
Attn: David Riefe
100 Division Street, Suite 101
Bensenville, Illinois 60106
Telephone: 630/350-5429
Facsimile: 630/350-5929

(b) Seller and Notice Address:	With a copy to:
John B. Sanfilippo and Son, Inc.	John B. Sanfilippo and Sons, Inc.
Attn: Jeffrey Sanfilippo	Attn: Jasper B. Sanfilippo
2299 Busse Road	2299 Busse Road
Elk Grove, Illinois 60007	Elk Grove, Illinois 60007
Telephone: 847/871-6553	Telephone: 847/871-6576
Facsimile: 847/593-9608	Facsimile: 847/593-9608

and to
Stahl Cowen Crowley LLC
Attn: Lauane C. Addis
55 W. Monroe St., Suite 500
Chicago, IL 60603
Telephone: 312/641-0060
Facsimile: 312/641-6959

(c) Title Company:	(d) Escrow Agent:
Fidelity National Title Insurance Company	Fidelity National Title Insurance Company
Attn: Shirley Fox	Attn:
8110 E. Union Avenue, #400
Denver, Colorado 80237	Chicago, IL 60602
Telephone: 720/200-1245	Telephone: 312/
Facsimile: 720/489-7593	Facsimile: 312/

(e) Date of this Agreement: The latest date of execution by the Seller or the Purchaser, as indicated on the signature page.

(f) Purchase Price:	$3,650,000 for 1851 $4,150,000 for 3001

(g) Earnest Money:	The “Initial Earnest Money” of $100,000, including interest thereon, plus the “Additional Earnest Money” of $150,000, including interest thereon.

(h) Due Diligence Period:	The period ending 45 days after the Date of this Agreement, unless sooner waived by Purchaser.

(i) Closing Date:	As designated by the Purchaser upon not less than 10 days’ prior notice, but no later than 15 days’ after the Due Diligence Period.

(j) Broker:	Grubb and Ellis and NAI Hiffman
          1.2 Property. Subject to the terms and conditions of this Agreement of Purchase and Sale (the “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):
          (a) The “Real Property,” being the land described in Exhibit A attached hereto, together with (i) all improvements located thereon (“Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property, and (iii) without warranty, all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.
          (b) The “Tangible Personal Property,” being all equipment, machinery, furniture, furnishings, supplies and other tangible personal property owned by Seller, and Seller’s interest in any such property leased by Seller, now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any personal property used by Seller or any tenant in the operation of any business on the Property, including, without limitation, equipment used for food processing or related businesses.
          (c) The “Intangible Personal Property,” being all intangible personal property related to the Real Property and the Improvements, including, without limitation: the plans and specifications and other architectural and engineering drawings for the Improvements; warranties; contract rights related to the construction, operation, ownership or management of the Real Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); governmental permits, approvals and licenses (to the extent assignable); and all records relating to the Property.
          1.3 Earnest Money. Within 5 business days after receipt of a fully executed copy of this Agreement, Purchaser shall deposit the Initial Earnest Money with the Escrow Agent. Within 5 business days after the expiration or waiver by Purchaser of the Due Diligence Period, Purchaser shall deposit the Additional Earnest Money with the Escrow Agent. The Earnest Money shall be applied to the Purchase Price at Closing. If this Agreement terminates pursuant to any express right of Purchaser to terminate this Agreement, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate except those that by their terms survive any termination of this Agreement. The Earnest Money shall be held and disbursed by the Escrow Agent pursuant to Article 9 of this Agreement.
          1.4 Independent Contract Consideration. At the same time as the deposit of the Earnest Money to the Escrow Agent, Purchaser shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”), which amount has been bargained for and agreed to as consideration for Purchaser’s exclusive option to purchase the Property and the Due Diligence Period provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

ARTICLE 2: INSPECTION
          2.1 Seller’s Delivery of Specified Documents. Seller has provided to Purchaser prior to the Date of this Agreement the following items, to the extent such items were in Seller’s possession or control (the “Property Information”):
          (a) Operating Expense Detail. Operating expense detail of the Property for the 36 months preceding this Agreement (“Operating Statements”);
          (b) Tax Statements. Copies or a summary of ad valorem tax statements relating to the Property for the current year or other current tax period (if available) and for the 24 months preceding this Agreement;
          (c) Service Contracts. Copies of all management, service, supply, equipment rental, and other contracts, if any, related to the operation of the Property (“Service Contracts”);
          (d) Maintenance Records. All available maintenance work orders for the 12 months preceding this Agreement;
          (e) List of Capital Improvements. A list of all capital improvements known to the Seller and performed on the Property within the 24 months preceding this Agreement;
          (f) Reports. Any other reports, studies, documents or information (including, without limitation, environmental and soils reports) in Seller’s possession or control related to the Property;
          (g) Plans: Governmental Approvals. All construction plans and specifications in Seller’s possession relating to the original development of the Property and any major capital repairs or tenant improvements, temporary and final certificates of occupancy (tenant and Seller) and all other governmental permits and approvals applicable to the Property;
          (h) Existing Title and Survey Documents. Copy of Seller’s existing title insurance policy and any existing ALTA “as-built” survey of the Property;
          (i) Notices of Violations. Notices, if any, (i) of violations of any governmental law or regulation or any covenants or restrictions encumbering the Property or any physical defect in the Improvements, or (ii) from any insurance company or underwriter of any defect that would adversely affect the insurability of the Property or cause an increase in insurance premiums; and
          (j) Litigation. Notices, if any, of any action or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to the Property, including, without limitation, any condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.
          Seller shall have an ongoing obligation during the pendency of this Agreement to provide Purchaser with any document described above and coming into Seller’s possession or produced by Seller after the Date of this Agreement.
          2.2 Due Diligence.
          (a) Due Diligence Termination. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property and, in Purchaser’s sole and absolute judgment and discretion, to determine whether the Property is acceptable to Purchaser and to obtain all necessary internal approvals. If Purchaser, by written notice to Seller, waives its right to-terminate this Agreement pursuant to this Paragraph prior to the last day of the Due Diligence Period, then the Due Diligence Period shall be deemed to have ended on the date such notice is received by Seller. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement by giving notice of termination to Seller (the “Due Diligence Termination Notice”) on or before the last day of the Due Diligence Period. If Purchaser does not give the Due Diligence

Termination Notice, this Agreement shall continue in full force and effect and said right to terminate shall be deemed waived by Purchaser. If this Agreement terminates pursuant to this Paragraph 2.2, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate.
          (b) Access to Property/Indemnification. Purchaser shall have reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling), and any other inspections, studies, or tests reasonably required by Purchaser. Purchaser shall keep the Property free and clear of any liens and will protect, indemnify, defend and hold Seller, and its officers, directors, shareholders, employees, agents, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages or injuries suffered or incurred by any of the Indemnified Parties arising out of, resulting from, relating to or connected with: (a) any Due Diligence performed at the Property by Purchaser or its agents, employees, consultants, representatives or contractors pursuant to this Section 2.2; and/or (b) the negligence or willful misconduct of, or other acts or omissions of Purchaser or its agents, employees, consultants, representatives or contractors at the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed prior to any such inspection or test. Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property during the pendency of this Agreement for the purpose of conducting inspections, studies, or tests of the Property and Purchaser shall have the right to conduct a “walk-through” of the Property prior to the Closing upon appropriate notice to tenants as permitted under the Leases. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts and municipal, local and other government officials and representatives, and Seller consents to such inquiries. The obligations of the Purchaser under this paragraph shall survive the termination of the Agreement.
          (c) Confidentiality. Purchaser hereby agrees to make commercially reasonable efforts to keep confidential any Property Information which may be delivered or disclosed to it which is not otherwise available to the general public. Purchaser shall also take commercially reasonable steps to ensure that every employee, agent or representative of Purchaser to whom such confidential Property Information is divulged observes the undertakings in this Agreement. The Property Information shall remain the sole property of Seller and upon termination of this Agreement for any reason, Purchaser shall return to Seller any and all documents and records containing any or all of the Property Information, including all copies thereof, within four (4) business days after such termination.
          (d) Disclosure by Seller. Seller shall be entitled to make all disclosures regarding the transaction contemplated under this Agreement as required under the regulations of the Securities and Exchange Commission, including all necessary information required to complete and file Form 8-K, and under any other applicable law, rule, regulation or ordinance. Seller shall provide a copy of all such disclosures to Purchaser simultaneously with the filing or issuance of same.
          (e) Leases. At Closing, Seller and Purchaser shall execute a lease for both 1851 and 3001 (collectively, the “Leases”) in the form attached hereto as Exhibit B.
          2.3 Service Contracts. During the Due Diligence Period Seller will disclose to Purchaser which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Seller at Closing or at the termination of the Leases. On the date that Seller delivers possession of the Property to Purchaser under the terms of the Leases, Purchaser will assume the obligations arising from and after said date under those Service Contracts that are not in default as of the Closing Date and which Seller and Purchaser have agreed will not be terminated. At or prior to the date that Seller will deliver possession of the Property to Purchaser under the terns of the Leases, Seller shall terminate all Service Contracts that are not so assumed. Seller shall terminate at Closing, and Purchaser shall not assume, any property management agreement affecting the Property.
ARTICLE 3: TITLE AND SURVEY REVIEW
          3.1 Delivery of Title Commitment and Survey. Seller shall cause to be prepared an effective commitment for title insurance with an effective date on or after the Date of this Agreement (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price with Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment, except documents relating to liens of an ascertainable amount voluntarily created by, under or through Seller, which liens Seller shall cause to be released at the Closing. Purchaser shall cause to be prepared a current ALTA-ACSM Land Title Survey of the Property (the “Survey”) including a certification addressed to Purchaser.
          3.2 Title Review and Cure. During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller will cooperate with Purchaser in curing any objections Purchaser may have to title to the Property. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released, removed from the Title Commitment or insured over by endorsement to the title policy to be issued in accordance with the Title Commitment (the form and substance of such endorsement must be reasonably acceptable to Purchaser) by the Title Company at the Closing; provided however, that Seller may establish a title indemnity with Title Company for the purpose of contesting any such lien, so long as Title Company provides complete title insurance to Purchaser over such lien. Seller further agrees to remove any exceptions or encumbrances to title that are created by, under or through Seller after the date of this Agreement without Purchaser’s consent. Purchaser may terminate this Agreement and receive a refund of the Earnest Money if the Title Company revises the Title Commitment after the expiration of the Due Diligence Period to add or modify exceptions, or to add or modify the conditions to obtaining any endorsement requested by Purchaser during the Due Diligence Period, if such additions or modifications are not acceptable to Purchaser and are not removed by the Closing Date. The term “Permitted Exceptions” shall mean: the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; items shown on the Survey, which have not been removed as of the end of the Due Diligence Period; real estate taxes not yet due and payable; and tenants in possession as tenants only under the Leases without any option to purchase or acquire an interest in the Property.
          3.3 Delivery of Title Policy at Closing. As a condition to Purchaser’s obligation to close, the Escrow Agent shall deliver to Purchaser at Closing an ALTA Form B (or other form required by state law) Owner’s Policy of Title Insurance (the “Title Policy”), with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, containing the Purchaser’s Endorsements, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions, “Purchaser’s Endorsements” shall mean, to the extent such endorsements are available under the laws of the state in which the Property is located: (a) owner’s comprehensive; (b) access; (c) survey (accuracy of survey); (d) location (survey legal matches title legal); (e) separate tax lot; (f) legal lot; (g) zoning 3.1, with parking; and (h) such other endorsements as Purchaser may require based on its review of the Title Commitment and Survey, Seller shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Dale.
          3.4 Purchaser shall pay the cost of the Survey and the Purchaser’s Endorsements and Seller shall pay the cost of the premium for the Title Policy, including the premium for extended coverage.
ARTICLE 4: OPERATIONS AND RISK OF LOSS
          4.1 Ongoing Operations. During the pendency of this Agreement:
          (a) Performance under Service Contracts. Seller shall (i) carry on its business and activities relating to the Property substantially in the same manner as it did before the Date of this Agreement, and (ii) perform its obligations under the Service Contracts and other agreements that may affect the Property. Each party agrees to indemnify and hold the other harmless from any default or breach by the other under the Service Contracts assumed by Purchaser.

          (b) New Contracts. Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing without the prior written consent of Purchaser, not to be unreasonably withheld or delayed.
          (c) Listings and Other Offers. Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property.
          (d) Leasing Arrangements. Seller will not enter into any lease or other occupancy agreement without Purchaser’s prior written consent in each instance.
          (e) Removal and Replacement of Tangible Personal Property. Seller will be entitled to remove equipment and tenant fixtures, including any cooler/freezer improvements and associated equipment. Seller will not otherwise remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of equal quality and quantity as existed as of the time of its removal.
          (f) Notices. Seller shall promptly furnish to Purchaser copies of any written notices hereafter received by Seller of (i) any suit, judgment or other proceeding filed, entered or threatened with respect to the Property or Seller’s use or ownership thereof, (ii) any actual or contemplated changes in zoning of the Property or any other legal requirement which would adversely affect the use, ownership, maintenance or leasing of the Property, and (iii) any default by any other party or notice or claim of default by Seller made by any other party under any of the Leases or Service Contracts.
          (g) Acts or Omissions. Seller will not take or consent to take or omit to take any action which would render untrue or incorrect any of the warranties and representations made by Seller herein or which would otherwise threaten or impair Seller’s ability to perform as contemplated by this Agreement and Seller will use its best efforts to cause each condition precedent to Closing set forth in Section 5.2 below to be satisfied.
          (h) Miscellaneous. Seller shall not convey any portion of the Property or rights therein, nor enter into any conveyance, security document, easement or other agreement or amendment to agreement granting to any rights with respect to the Property or any part thereof, or any interest whatsoever therein, or any option thereto, and any such conveyance or other agreement entered into in violation of this provision shall be null and void and of no force or effect.
          4.2 Damage. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any material damage to or destruction of the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within 10 days after Seller notifies Purchaser of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement and the Earnest Money shall be immediately returned to Purchaser, or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Purchaser elects (ii) above, Purchaser may extend the Closing Date for up to an additional 10 day period in which to obtain insurance settlement agreements with Seller’s insurers, and Seller will cooperate with Purchaser in obtaining the insurance proceeds and such agreements from Seller’s insurers. If the Property is not materially damaged, then Purchaser shall not have the right to terminate this Agreement, but Seller shall, at its cost, repair the damage before the Closing in a manner reasonably satisfactory to Purchaser or if repairs cannot be completed before the Closing, credit Purchaser at Closing for the reasonable cost to complete the repair. “Material damage” and “Materially damaged” means damage (x) reasonably exceeding five (5%) percent (on a per property or cumulative basis) of the Purchase Price to repair, or (y) which, in Purchaser’s reasonable estimation, will take longer than 90 days to repair.
          4.3 Condemnation. In the event any proceedings in eminent domain are contemplated, threatened or instituted by any body having the power of eminent domain with respect to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within 10 business days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be extended to give Purchaser the full 10 business day period to make such election): (i) if said proceedings will result in a taking of more than five (5%) percent of any building located on the Property, terminate this Agreement and the Earnest Money shall be immediately returned to Purchaser, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.
ARTICLE 5: CLOSING
          5.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall be done through the mail, with both parties delivering to the Escrow Agent all closing deliveries on or before the Closing Date. Closing shall occur through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Escrow Agent shall agree in writing with Purchaser that (1) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statements and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statement and (2) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement.
          5.2 Conditions to the Parties’ Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:
          (a) The other party’s representations and warranties contained herein shall be true and correct as of the Date of this Agreement and the Closing Date. For purposes of this clause (a), if a representation is made to knowledge, but the factual matter that is the subject of the representation is false notwithstanding any lack of knowledge or notice to the party making the representation, such event shall constitute a failure of this condition only, and not a default by Seller;
          (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;
          (c) There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party that would materially and adversely affect the operation or value of the Property or the other party’s ability to perform its obligations under this Agreement;
          (d) For Purchaser’s benefit, there shall have been no material adverse change to the Property, the operation thereof or income therefrom from and after the expiration of the Due Diligence Period; and
          (e) There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby.
          (f) The obligation of both parties to close this transaction is contingent upon the closing of the sale by Arthur/Busse Limited Partnership to Purchaser of the real estate commonly know as 2299 Busse Road, Elk Grove Village, Illinois, pursuant to an Agreement of Purchase and Sale by and between said parties of even date herewith (the “Busse Closing”), occurring on the Closing Date. If the Busse Closing does not occur on the Closing Date by reason of a default by Purchaser, such default shall be a-default by Purchaser under this Agreement-and Seller shall have all rights and remedies as provided in this Agreement. If the Busse Closing does not occur on the Closing Date by reason of a default by the seller thereof, such default shall be deemed to be a default by Seller under this Agreement and Purchaser shall have all rights and remedies as provided in this Agreement.

          So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, (i) terminate this Agreement by delivering written notice to the other party on or before the Closing Date, (ii) elect to extend the Closing until such condition is satisfied, and (iii) elect to consummate the transaction, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close, notwithstanding the non-satisfaction of such condition, there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had actual knowledge at the Closing. Notwithstanding the foregoing, the failure of a condition due to the breach of a party shall not relieve such breaching party from any liability it would otherwise have hereunder.
          5.3 Seller’s Deliveries in Escrow. At least 1 business day prior to the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following:
          (a) Deed. A special warranty deed (warranting title against any party claiming by, through or under Seller) in form provided for under the law of the state where the Property is located, or otherwise in conformity with the custom in such jurisdiction and mutually satisfactory to the parties, executed and acknowledged by Seller, conveying to Purchaser good, indefeasible and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions (the “Deed”);
          (b) Bill of Sale and Assignment of Contracts. A Bill of Sale and Assignment of Contracts in the form of Exhibit C attached hereto (the “Assignment”), executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;
          (c) Leases. Original, signed counterparts of the Leases;
          (d) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;
          (e) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with withholding provisions as provided by law;
          (f) CCRs. If the Property is subject to a declaration of covenants, conditions and restrictions or similar instrument (“CCRs”) governing or affecting the use, operation, maintenance, management or improvement of the Property, (i) estoppel certificates, in form and substance satisfactory to Purchaser, from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under the CCRs, and (ii) a recordable assignment, in form and substance satisfactory to Purchaser, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller) in or under the CCRs;
          (g) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Escrow Agent and the Title Company; and
          (h) Additional Documents. Any additional documents that Purchaser, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
          5.4 Purchaser’s Deliveries in Escrow. Except as specified below, at least 1 business day prior to the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:
          (a) Purchase Price. On the Closing Date, the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account;
          (b) Bill of Sale and Assignment of Contracts. The Assignment, executed by Purchaser;

          (c) Leases. Original, signed counterparts of the Leases;
          (d) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and
          (e) Additional Documents. Any additional documents that Seller, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
          5.5 Closing Statements. At least 1 business day prior to the Closing Date, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent. If Seller and Purchaser cannot agree on the closing statement to be deposited as aforesaid because of a dispute over the prorations and adjustments set forth therein, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Purchase Price and placed in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.
          5.6 Title Policy. The Escrow Agent shall deliver to Purchaser the Title Policy in accordance with the provisions of Paragraph 3.3.
          5.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.
          5.8 Delivery of Books and Records. Immediately after the Closing, Seller shall deliver to the offices of Purchaser’s property manager: copies or originals of all contracts, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all booklets, keys and other items, if any, used in the operation of the Property; and, if in Seller’s possession or control, the original “as-built” plans and specifications and all other available plans and specifications. Seller shall cooperate with Purchaser after Closing to transfer to Purchaser any such information stored electronically.
ARTICLE 6: PRORATIONS
          6.1 Prorations. As the tenant under the Lease will continue to pay all real estate taxes, utilities and expenses relating to the Property after Closing, there shall be no proration of real estate taxes, utilities or other expenses relating to the Property at Closing.
          6.2 Service Contracts. Seller or Purchaser, as the case may be, shall receive a credit for regular charges under Service Contracts assumed by Purchaser pursuant to this Agreement paid and applicable to Purchaser’s period of ownership or payable and applicable to Seller’s period of ownership, respectively.
          6.3 Sales, Transfer, and Documentary Taxes. Seller shall pay all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state or local law.
          6.4 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at the Closing.
          6.5 Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, in the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES
          7.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:
          (a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing as a Delaware corporation. Seller is in good standing and is qualified to do business in the state where the Real Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.
          (b) Conflicts and Pending Actions or Proceedings. To Seller’s knowledge, there is no agreement to which Seller is a party or is binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, including, without limitation, any condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.
          (c) Contractors and Suppliers. All contractors, subcontractors, suppliers, architects, engineers, and others who have performed services or labor or have supplied materials in connection with Seller’s acquisition, development, ownership, or management of the Property have been paid in full and all liens arising therefrom (or claims which with the passage of time or the giving of notice, or both, could mature into liens) have been or will be satisfied and released or insured over by the Title Company.
          (d) Service Contracts. The list of Service Contracts to be delivered to and assumed by Purchaser pursuant to this Agreement will be true, correct, and complete as of the date of its delivery. Neither Seller nor, to Seller’s knowledge, any other party is in default under any Service Contract.
          (e) Operating Expenses. The operating expense detail to be delivered to Purchaser pursuant to this Agreement will show all items of expense (operating and capital) incurred in connection with Seller’s ownership, operation, and management of the Property for the periods indicated and will be true, correct, and complete in all material respects.
          (f) Violations or Defects. Seller has received no written notice, regarding conditions which have not been heretofore corrected: that the Property or the use thereof violates any governmental law or regulation (including, without limitation, environmental) or any covenants or restrictions encumbering the Property; of any physical defect in the Improvements; or from any insurance company or underwriter of any defect that would adversely affect the insurability of the Property or cause an increase in insurance premiums and Seller has not done or caused anything to be done that would cause such violation or defect.
          (g) Withholding Obligation. Seller’s sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or the Property.
          (h) Outside Agreements. Other than as delivered with the Property Information or as disclosed in the Permitted Exceptions, to Seller’s knowledge, there is no other agreement, understanding or restriction with or for the benefit of any person or entity, private, public or quasi-public, that will be binding upon Purchaser after Closing and which may prevent or limit in any way the current use or Purchaser’s intended use of the Property or for any uses allowed by current zoning regulations.
          (i) No Leases. The Property is not subject to any lease or other occupancy agreement or any related commission or similar agreement which will not be terminated as of the date of closing.
As used herein, the phrase “Seller’s knowledge” (as well as any similar phrases) when used to qualify a representation and warranty shall mean the actual knowledge of Seller, without investigation.

          7.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:
          (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a real estate investment trust, in good standing in the Maryland, and will be qualified to do business in the state in which the Real Property is located on the Closing Date. Subject only to obtaining certain internal approvals on or before the expiration of the Due Diligence Period, Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.
          (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.
          7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the Date of this Agreement and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year. Each of the representations, warranties and covenants set forth in this Section 7 are expressly limited to the actual knowledge of the Seller, without investigation, regardless of any language to the contrary elsewhere in this Agreement. Each party agrees to defend and indemnify the other against any claim, liability, damage or expense asserted against or suffered by such other party arising out of the breach or inaccuracy of any such representation or warranty. Subject to said limitation, each party agrees to defend and indemnify the other against any claim, liability, damage or expense asserted against or suffered by such other party arising out of the breach or inaccuracy of any such representation or warranty. Seller and Purchaser shall have the right to bring an action thereon only if Seller or Purchaser, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such one (1) year period.
          7.4 “AS IS”. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE PROPERTY BY PURCHASER IS ON AN “AS-IS” “WHERE-IS” BASIS. EXCEPT FOR ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, SELLER HAS NOT MADE, AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO HAVE MADE, AND SELLER HEREBY DISCLAIMS, AND PURCHASER HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, TO PURCHASER, OR ANY PERSON REPRESENTING PURCHASER, OR ANY PERSON OR ENTITY UPON WHICH PURCHASER RELIES IN PURCHASING THE PROPERTY, AS TO ANY MATTER WHATSOEVER CONCERNING THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PROPERTY AND EACH PART THEREOF, SOIL CONDITIONS OR ANY ENVIRONMENTAL CONDITION WITH RESPECT TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR RELEASE OF ANY POLLUTANT, CONTAMINANT OR HAZARDOUS SUBSTANCE IN, ON OR UNDER THE PROPERTY), THE ADEQUACY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE STATE OF REPAIR OF THE PROPERTY OR ANY PART THEREOF. EXCEPT FOR (I) DAMAGE CLAIMS ARISING FROM EXPRESS BREACHES OF THE AFOREMENTIONED WARRANTIES AND/OR (II) ANY RIGHTS OF CONTRIBUTION AND/OR CLAIMS FOR INDEMNITY AGAINST SELLER THAT PURCHASER MAY HAVE UNDER APPLICABLE LAWS WITH RESPECT TO THIRD PARTY CLAIMS, PURCHASER SHALL NOT HAVE A CLAIM AGAINST SELLER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION OR STRICT OR- ABSOLUTE LIABILITY IN TORT, OCCASIONED BY OR ARISING IN CONNECTION WITH THE CONDITION OR ANY ALLEGED CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING OUT OF ANY ENVIRONMENTAL CONDITION WITH RESPECT TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ANY POLLUTANT, CONTAMINANT OR HAZARDOUS SUBSTANCE IN, ON OR UNDER THE PROPERTY). SELLER SHALL NOT BE OBLIGATED TO CONDUCT

ANY INQUIRY OR INVESTIGATION REGARDING THE CONDITION OF THE PROPERTY IN CONNECTION WITH THIS AGREEMENT.
ARTICLE 8: DEFAULT AND REMEDIES
          8.1 Seller’s Default. If this transaction fails to close as a result of Seller’s default, Purchaser shall, as its sole and exclusive remedy at law or in equity, select either to: (i) terminate this Agreement, receive a refund of the Earnest Money and Seller shall reimburse Purchaser for out-of-pocket costs actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, provided however, that Seller’s liability for such costs shall not exceed Fifty Thousand ($50,000) Dollars, or (ii) pursue the remedy of specific performance, provided, however, that in the event that Seller has conveyed the Property so as to make specific performance unavailable to Purchaser, Purchaser shall in that instance be entitled to pursue any and all remedies available for breach of contract at law and in equity.
          8.2 Purchaser’s Default. If this transaction fails to close due to the default of Purchaser, then Seller’s sole remedy in such event shall be to terminate this Agreement and to retain the Earnest Money as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller’s actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties’ best estimate of such damages.
          8.3 Notice of Default. Except for a party’s failure to close on the Closing Date, neither party shall have the right to declare a default by the other party and terminate this Agreement because of a failure by such other party to perform under the terms of this Agreement unless the other party shall fail to cure such failure to perform within three business days after its receipt of written notice of such failure to perform.
          8.4 Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees due to the Escrow Agent for holding the Earnest Money and any fees due to the Title Company for cancellation of the Title Commitment.
ARTICLE 9: EARNEST MONEY PROVISIONS
          9.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser at an institution having assets of not less than $125,000,000, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall deliver the Earnest Money to, or upon the joint instructions of, Seller and Purchaser on the Closing Date. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.
          9.2 Termination. Upon a termination of this Agreement other, either party to this Agreement (the “ Terminating Party ”) may give written notice to the Escrow Agent and the other party (the “ Non-Terminating Party ”) of such termination and the reason for such termination. Such request shall also constitute a request for the release of the Earnest Money to the Terminating Party. The Non-Terminating Party shall then have five business days in which to object in writing to the release of the Earnest Money to the Terminating Party. If the Non-Terminating Party provides such an objection, then the Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree-or judgment.
          9.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.
          9.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.
          9.5 Escrow Fee. Except as expressly provided herein to the contrary, the escrow fee, if any, charged by the Escrow Agent for holding the Earnest Money or conducting the Closing shall be shared equally by Seller and Purchaser, except that if this Agreement is terminated by Purchaser pursuant to Paragraph 9.2, the escrow fee shall be borne by Purchaser.
ARTICLE 10: MISCELLANEOUS
          10.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, Purchaser may assign this Agreement without Seller’s consent to an Affiliate and either party may assign this Agreement without the other’s consent to effect an Exchange pursuant to Paragraph 10.17. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.
          10.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.
          10.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.
          10.4 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.
          10.5 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.
          10.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

          10.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
          10.8 Time. Time is of the essence in the performance of this Agreement.
          10.9 Confidentiality. Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Purchaser; provided, however, that Seller may make disclosure of this Agreement to its lenders, creditors, officers, employees and agents as necessary to perform its obligations hereunder.
          10.10 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.
          10.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.
          10. 12 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
          10.13 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6:00 p.m. Denver, Colorado time.
          10.14 Information and Audit Cooperation. At Purchaser’s request, at any time before or after the Closing, Seller shall, at Purchaser’s sole expense, provide to Purchaser’s designated independent auditor access to the books and records of the Property, and all related information regarding the period for which Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission, and Seller shall provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit F attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards. The Purchaser agrees to indemnify and hold harmless the Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by any person who is not a party to this Agreement as a result of Seller’s compliance with this paragraph.
          10.15 Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement, Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
          10.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. Execution copies of this Agreement may be delivered by facsimile, and the parties hereto agree to accept and be bound by facsimile signatures hereto. The signature of any party on a facsimile document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of either party, any facsimile document is to be re-executed in original form by the party who executed the original facsimile document. Neither party may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of this Agreement.
          10.17 Section 1031 Exchange. Each party may consummate the purchase and sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (ii) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the exchanging party shall pay any additional costs that would not otherwise have been incurred by either party had the exchanging party not consummated its purchase through the Exchange. The non-exchanging party shall not by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with Section 1031 of the Code.
          10.18 Limitation of Liability. In accordance with the Declaration of Trust of Purchaser, notice is hereby given that all persons dealing with Purchaser shall look to the assets of Purchaser for the enforcement of any claim against Purchaser, as neither the trustees, officers, employees nor shareholders of Purchaser assume any personal liability for obligations entered into by or on behalf of Purchaser.
          10.19 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

SIGNATURE PAGE TO
AGREEMENT OF PURCHASE AND SALE
BY AND BETWEEN
JOHN B. SANFILIPPO & SON, INC.
AND
PROLOGIS
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

	By: Name:	/s/ Jasper B. Sanfilippo Jasper B. Sanfilippo

	Title:	CEO

Dated: May 11, 2006
“Seller”

PROLOGIS, a Maryland real estate investment trust

	By: Name:	/s/ John Bezzant John Bezzant

	Title:	First Vice President

Asset Services
Dated: 5/9, 2006
“Purchaser”
Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent has received and shall hold the Earnest Money and the interest earned thereon, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of Article 9.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:

Title:

Dated: , 2006

AGREEMENT OF PURCHASE AND SALE
EXHIBITS

A -	Legal Description of Real Property

B -	Leases

C -	Bill of Sale and Assignment of Contracts

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY

1851 Arthur & Malmo
CHICAGO TITLE INSURANCE COMPANY
COMMITMENT FOR TITLE INSURANCE
SCHEDULE A (CONTINUED)
ORDER NO. : 1401  008336448  D1

5.	THE LAND REFERRED TO IN THIS COMMITMENT IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOT 2 IN SANFILIPPO RESUBDIVISION, BEING A RESUBDIVISION IN THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
PARCEL 2:
LOT 211 IN CENTEX INDUSTRIAL PARK UNIT 108 BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
PARCEL 3:
THE NORTH 400 FEET OF THE WEST 50 FEET OF THAT PART OF THE SOUTHWEST 1/4 OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHWEST CORNER OF LOT 208 IN CENTEX INDUSTRIAL PARK 105, BEING A SUBDIVISION IN SAID SECTION 35, THENCE SOUTH ALONG THE WEST LINE OF SAID LOT 208 AND THE WEST LINE OF LOT “A” IN SAID CENTEX INDUSTRIAL PARK UNIT 105, 425 FEET TO THE SOUTHWEST CORNER OF SAID LOT “A”, THENCE WEST ALONG THE SOUTH LINE OF SAID LOT “A” EXTENDED WEST, A DISTANCE OF 465.12 FEET; THENCE NORTH 425 FEET TO A POINT ON THE SOUTH LINE OF ARTHUR AVENUE 463 FEET WEST OF THE PLACE OF BEGINNING; THENCE EAST ALONG SAID SOUTH LINE OF ARTHUR AVENUE 463 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.
PARCEL 4:
THE SOUTH 25 FEET OF THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF LOT 194 IN CENTEX INDUSTRIAL PARK UNIT 17, BEING A SUBDIVISION IN SAID SECTION 35, THENCE EAST ALONG THE SOUTH LINE OF ARTHUR AVENUE, 217.55 FEET TO THE WEST LINE OF EAST 60 ACRES OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 35; THENCE SOUTH ALONG SAID WEST LINE OF EAST 60 ACRES, 425.00 FEET TO THE SOUTH LINE OF LOT “A” IN THE CENTEX INDUSTRIAL PARK UNIT 17 PRODUCED EAST; THENCE WEST ALONG SAID EXTENDED SOUTH LINE OF LOT “A”, 215.65 FEET TO THE SOUTHEAST CORNER OF LOT 194 AFORESAID; THENCE NORTH ALONG THE EAST LINE OF LOT 194, 425.00 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.
PARCEL 5:
LOT “A” IN CENTEX INDUSTRIAL PARK UNIT 108, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
PARCEL 6:
THE NORTH 100 FEET OF LOT 2 AND LOT 3 IN THE ELMHURST-ALGONQUIN INDUSTRIAL PARK UNIT NO. 1, BEING A RESUBDIVISION OF PART OF LOT 3 IN LINNEMAN’S DIVISION OF SECTION 23, TOWNSHIP 41 NORTH RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT B
LEASES
Attached Hereto

[Net Lease]
LEASE AGREEMENT
     THIS LEASE AGREEMENT is made this ___day of___,___, between ProLogis (“Landlord”), and the Tenant named below.

Tenant:	John B. Sanfilippo & Sons, Inc.

Tenant’s Representative,	___
Address, and Telephone:	___
___
___, ___ ___
___

Premises:	The land containing approximately ___ square feet commonly known as Elk Grove Distribution Center #23,1851 Arthur Avenue, Elk Grove Village, Illinois 60007 and the improvements located thereon including an approximately 83,192 square feet building (the “Building”).

Building:	Elk Grove Distribution Center #23 1851 Arthur Avenue Elk Grove Village, Illinois 60007

Lease Term:	Beginning on the Commencement Date and ending August 31st, 2008.

Commencement Date:	Upon the date of closing of Landlord’s purchase of the Premises.

Initial Monthly Base Rent:	$22,531.17

Security Deposit:	$ 0.0

Broker:	N/A

Addenda:	1. One Renewal Option
Exhibits:
     1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.
     2. Acceptance of Premises. Tenant is in possession of the Premises and has accepted the condition thereof. Tenant accepts the Premises in its condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. In no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.
     3. Use. The Premises shall be used only for any use currently being made of the Premises as of the date of this Lease and for no other purpose without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a public nuisance under Illinois law or would disturb, unreasonably interfere with, or endanger Landlord or the surrounding owners or occupants. So long as Tenant continues any use being made of the Premises as of the date of this Lease, Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, which are required by any ordinances, regulations, codes, statutes or laws now or hereafter applicable to the Premises in connection with said uses. Landlord shall have no obligation to make any changes to the Premises in connection with such uses by Tenant. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any such increase in the cost of any insurance on the Premises is caused-by-Tenant’s use or-occupation of the-Premises, or because-Tenant-vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.
     4. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month’s Base Rent and the Security Deposit, shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time, at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base

Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to four (4%) percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.
     5 Net Lease. It is the purpose and intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord, so that this Lease shall yield net to Landlord monthly Base Rent and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the Term shall be paid by Tenant directly or reimbursed to Landlord upon receipt of Landlord’s statement thereof.
     6. Security Deposit. Intentionally Omitted.
     7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services serving the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent, other than if said interruption or failure is caused by Landlord’s gross negligence or intentional acts.
     8. Impositions. Tenant shall pay to Landlord as additional rent an amount equal to all general real estate taxes and special assessments, if any, levied against the Premises, or any part thereof, which accrue during the Lease Term, including such taxes which accrue during the Lease Term but are due and payable after the expiration of the Lease Term; provided, however, that Landlord shall pay all such tax bills prior to the due date thereof, subject to receiving reimbursement from Tenant as provided herein. During the Lease Term, Tenant shall pay to Landlord monthly deposits in an amount equal to one twelfth (1/12th) of the prior years real estate tax bills. Said real estate tax payments shall be reconciled upon receipt of the second installment real estate tax bills for each year of the Lease Term. If the monthly deposits made by Tenant are less than the actual tax bills for any year of the Lease Term, then Tenant shall pay such deficiency within fourteen (14) days after written demand from Landlord, including any deficiencies for 2006 taxes whether or not such taxes accrued before or after the Commencement Date. If the monthly deposits made by Tenant are greater than the actual tax bills for any year of the Lease Term, then Tenant shall be entitled to a credit against the next monthly deposit due hereunder, or, if for tax bills received after the end of the Lease Term, Landlord shall pay such excess amount to Tenant within fourteen (14) days after written demand from Tenant.
     In addition, Tenant shall pay the general real estate tax bills levied against the Premises, or any part thereof, for the second installment of 2005 and the first installment of 2006 when said tax bills become due, notwithstanding that said taxes will have accrued for periods prior to the commencement of the Lease Term.
     In addition, Tenant shall not less than five (5) days prior to the due date pay as additional rent any and all special taxes and assessments, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which accrue or may be levied, assessed or imposed upon the Premises, or any part thereof, or any ad valorem taxes for any personal property used in connection therewith, which Landlord shall be required to pay, accruing or becoming due and payable during the term of this Lease (such real estate taxes and water bills are hereafter referred to as the “Impositions”). Tenant shall provide Landlord evidence of payment of the Impositions within three (3) days of Landlord’s request therefor.
     If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Premises, or the Base Rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal or state income taxes, federal or state excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.
     In addition to the taxes described above, Tenant shall be responsible for and shall pay prior to delinquency any and all taxes, whether or not customary or now within the contemplation of the parties hereto (i) levied against, upon, measured by or reasonably attributable to Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Landlord or Tenant, or levied upon, measured by or reasonably attributable to cost or value of any of the foregoing; (ii) levied upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (iii) levied upon this transaction or any document to which Tenant is a party creating or transferring any interest or an estate in the Premises. Upon demand by Landlord, Tenant shall furnish Landlord satisfactory evidence of payment thereof.
     9. Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. Tenant shall reimburse Landlord for the cost of all such insurance within ten (10) days of receipt of Landlord’s statement thereof. The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the

Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance, which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.
     Tenant, at its expense, shall maintain during the Lease Term such insurance as reflected in the certificates of insurance provided by Tenant to Landlord on the date of this Lease. The commercial liability insurance shall name Landlord as an additional insured. Tenant shall deliver updated certificates for such insurance to Landlord upon each renewal of said insurance.
     The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.
     10. Landlord’s Repairs. Intentionally Omitted.
     11. Tenant’s Repairs. Subject to Paragraphs 9 and 15, Tenant, at its expense, shall maintain the entire interior and exterior of the Building and shall repair, replace and maintain in good condition all portions of the Premises interior, exterior, and all parking areas, improvements and systems including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord’s election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building.
     12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises after the date of this Lease (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant after the date of this Lease shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal. Upon surrender of the Premises, any improvements to the Premises made by Tenant prior to the date of this Lease shall remain on the Premises as Landlord’s property.
     Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not after the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Upon surrender of the Premises, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.
     13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs, other than monument signs, which shall remain in place, and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises, other than such items in place as of the date of this Lease, shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.
     14. Parking. Intentionally Omitted.
     15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.
     16. Condemnation. If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Talking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Premises, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.
     17. Assignment and Subletting. Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease.
          Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall he bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.
          If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.
     18. Indemnification. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.
     19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant casements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.
     20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
     21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Impositions and obligations concerning the condition and repair of the Premises.
     22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over, as full compensation for any damages which may be incurred by Landlord as a result of such holding over. All other payments shall continue under the terms of this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.
     23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:
     (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due.
     (ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief’); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surely is a corporation, partnership or other entity).
     (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.
     (iv) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s’ interest in or with respect to this Lease except as otherwise permitted in this Lease.
     (v) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.
     (vi) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.
     24. Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing for more than five (5) days after Landlord has given notice of said default to Tenant,

Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, with such demand or notice as is required by this Lease and Illinois Saw, to re-enter the Premises by forcible entry end detainer proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.
          If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.
          If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such retelling [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
          Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the some. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on commercially reasonable terms and conditions. Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.
     25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due 10 the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of ils ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.
     26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN

CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
     27. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant, provided however, that the holder of any such first mortgage shall not disturb the tenancy of Tenant, provided that Tenant is not in default under this Lease. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, provided such subordination agreement shall contain an agreement of non-disturbance by the mortgagee with respect to Tenant, provided that Tenant is not in default under this Lease, end such instruments of attornment as shall be requested by any such holder and are agreeable to Landlord and Tenant. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.
     28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to he discharged within 60 days of the filing or recording thereof; provided, however. Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 60 day period.
     29. Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full farce and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord’s written request thereof.
     30. Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in its manufacturing processes or in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Premises during the Lease Term or otherwise released on or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all slate and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
          Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income therefrom), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorney’s fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which arc brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate us provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.
          Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.
     31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.
     32. Security Service. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
     33. Force Majeure. Landlord shall not he held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).
     34. Entire Agreement. Tins Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been trade by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
     35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
     36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.
     37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.
     (b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.
     (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.
     (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, any consent or approval required of Landlord hereunder shall not be unreasonably withheld by Landlord.
     (e) At Landlord’s request from lime to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries That Tenant typically provides to its lenders or shareholders.
     (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

     (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.
     (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
     (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
     (j) Any amount not paid by Tenant within thirty (30) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
     (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of laws.
     (l) Time is of the essence as to the performance of Tenant’s obligations under this Lease.
     (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
     (n) In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.
     38. Landlord’s Lien/Security Interest. Intentionally omitted.
     39. Limitation of Liability of Trustees, Shareholders, and Officers ProLogis. Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in thc nature of contract, tort, or otherwise.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

John B. Sanfilippo & Sons, Inc.	PROLOGIS, a Maryland real estate investment trust

By:	By:

Name:	Name: Brian Marsh

Title:	Title: Senior Vice President

Address:	Address:

100 Division Street

Suite 101

,	Bensenville, IL 60106

Rules and Regulations
1.	The sidewalk, entries, and driveways of the Premises shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises.

3.	Parking any type of recreational vehicles is specifically prohibited on or about the Premises. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall he no “For Sale” or other advertising signs on or about any parked vehicle.

4.	Tenant shall maintain the Premises free from rodents, insects and other pests.

5.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

6.	No auction, public or private, will be permitted on the Premises.

7.	The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

8.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

9.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

ADDENDUM 2
ONE RENEWAL OPTION
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED___, BETWEEN
ProLogis
and
John B. Sanfilippo & Sons, Inc.
     (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of at least 3 months, but not more than 9 months (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 6 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.
     (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the Base Rent applicable to the last year of the initial Lease term. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).
     (c) The payment of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.
     (d) Except for the Base Rent as provided above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.
     (e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.
     (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.
     (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).
     (h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

[Net Lease]
LEASE AGREEMENT
     THIS LEASE AGREEMENT is made this___ day of___, ___, between ProLogis (“Landlord”), and the Tenant named below.

Tenant:	John B. Sanfilippo & Sons, Inc.

Tenant’s Representative,	___
Address, and Telephone:	___
___
___, ___ ___
___

Premises:	The land containing approximately ___ square feet commonly known as Arlington Heights Distribution Center # 1, 3001 Malmo Drive, Arlington Heights, 1L 60005 and the improvements located thereon including an approximately 94,013 square feet building (the “Building”).

Building:	Arlington Heights Distribution Center #1 3001 Malmo Drive Arlington Heights, 1L 60005

Lease Term:	Beginning on the Commencement Date and ending December 31st, 2008.

Commencement Date:	Upon the date of closing of Landlord’s purchase of the Premises.

Initial Monthly Base Rent:	$25,461.85

Security Deposit:	$0.0

Broker:	N/A

Addenda:	1. One Renewal Option
Exhibits:
     1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.
     2. Acceptance of Premises. Tenant is in possession of the Premises and has accepted the condition thereof. Tenant accepts the Premises in its condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. In no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.
     3. Use. The Premises shall be used only for any use currently being made of the Premises as of the date of this Lease and for no other purpose without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a public nuisance under Illinois law or would disturb, unreasonably interfere with, or endanger Landlord or the surrounding owners or occupants. So long as Tenant continues any use being made of the Premises as of the date of this Lease, Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, which are required by any ordinances, regulations, codes, statutes or laws now or hereafter applicable to the Premises in connection with said uses. Landlord shall have no obligation to make any changes to the Premises in connection with such uses by Tenant. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any such increase in the cost of any insurance on the Premises is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.
     4. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month’s Base Rent and the Security Deposit, shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time, at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to four (4%) percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.
     5. Net Lease. It is the purpose and intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord, so that this Lease shall yield net to Landlord monthly Base Rent and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the Term shall be paid by Tenant directly or reimbursed to Landlord upon receipt of Landlord’s statement thereof.
     6. Security Deposit. Intentionally Omitted.
     7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services serving the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent, other than if said interruption or failure is caused by Landlord’s gross negligence or intentional acts.
     8. Impositions. Tenant shall pay to Landlord as additional rent an amount equal to all general real estate taxes and special assessments, if any, levied against the Premises, or any part thereof, which accrue during the Lease Term, including such taxes which accrue during the Lease Term but are due and payable after the expiration of the Lease Term; provided, however, that Landlord shall pay all such tax bills prior to the due date thereof, subject to receiving reimbursement from Tenant as provided herein. During the Lease Term, Tenant shall pay to Landlord monthly deposits in an amount equal to one twelfth (1/12th) of the prior years real estate tax bills. Said real estate tax payments shall be reconciled upon receipt of the second installment real estate tax bills for each year of the Lease Term. If the monthly deposits made by Tenant are less (than the actual tax bills for any year of the Lease Term, then Tenant shall pay such deficiency within fourteen (14) days after written demand from Landlord, including any deficiencies for 2006 taxes whether or not such taxes accrued before or after the Commencement Date. If the monthly deposits made by Tenant are greater than the actual tax bills for any year of the Lease Term, then Tenant shall be entitled to a credit against the next monthly deposit due hereunder, or, if for tax bills received after the end of the Lease Term, Landlord shall pay such excess amount to Tenant within fourteen (14) days after written demand from Tenant.
     In addition, Tenant shall pay the general real estate tax bills levied against the Premises, or any part thereof, for the second installment of 2005 and the first installment of 2006 when said tax bills become due, notwithstanding that said taxes will have accrued for periods prior to the commencement of the Lease Term.
In addition, Tenant shall not less than five (5) days prior to the due date pay as additional rent any and all special taxes and assessments, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which accrue or may be levied, assessed or imposed upon the Premises, or any part thereof, or any ad valorem taxes for any personal property used in connection therewith, which Landlord shall be required to pay, accruing or becoming due and payable during the term of this Lease (such real estate taxes and water bills are hereafter referred to as the “Impositions”). Tenant shall provide Landlord evidence of payment of the Impositions within three (3) days of Landlord’s request therefor.
     If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Premises, or the Base Rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal or state income taxes, federal or state excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.
     In addition to the taxes described above, Tenant shall be responsible for and shall pay prior to delinquency any and all taxes, whether or not customary or now within the contemplation of the parties hereto (i) levied against, upon, measured by or reasonably attributable to Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Landlord or Tenant, or levied upon, measured by or reasonably attributable to cost or value of any of the foregoing; (ii) levied upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (iii) levied upon this transaction or any document to which Tenant is a party creating or transferring any interest or an estate in the Premises. Upon demand by Landlord, Tenant shall furnish Landlord satisfactory evidence of payment thereof.

     9. Insurance. Landlord shall maintain all risk properly insurance covering the full replacement cost of the Building. Landlord may, but is not obligated la, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. Tenant shall reimburse Landlord for the cost of all such insurance within ten (10) days of receipt of Landlord’s statement thereof. The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.
          Tenant, at its expense, shall maintain during the Lease Term such insurance as reflected in the certificates of insurance provided by Tenant to Landlord on the date of this Lease. The commercial liability insurance shall name Landlord as an additional insured. Tenant shall deliver updated certificates for such insurance to Landlord upon each renewal of said insurance.
          The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties far, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.
     10. Landlord’s Repairs. Intentionally Omitted.
     11. Tenant’s Repairs. Subject to Paragraphs 9 and 15, Tenant, at its expense, shall maintain the entire interior and exterior of the Building and shall repair, replace and maintain in good condition all portions of the Premises interior, exterior, and all parking areas, improvement and systems including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord’s election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building.
     12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises after the dale of this Lease (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant after the date of this Lease shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items-or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations,Tenant shall repair any damage caused by such removal. Upon surrender of the Premises, any improvements to the Premises made by Tenant prior to the dale of this Lease shall remain on the Premises as Landlord’s property.
     Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all

Legal Requirements and with Landlord’s requirements set forth above. Upon surrender of the Premises, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.
     13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs, other than monument signs, which shall remain in place, and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises, other than such items in place as of the date of this Lease, shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.
     14. Parking. INTENTIONALLY OMITTED.
     15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.
     16. Condemnation. If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Premises, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.
     17. Assignment and Subletting. Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any pan thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease.
          Notwithstanding any assignment or subletting, Tenant and any guarantor or surely of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.
          If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.
18. Indemnification. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.
19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant casements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.
     20. Quit Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
     21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Impositions and obligations concerning the condition and repair of the Premises.
     22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over, as full compensation for any damages which may be incurred by Landlord as a result of such holding over. All other payments shall continue under the terms of this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.
     23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:
     (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due.
     (ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
     (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

     (iv) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.
     (v) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.
     (vi) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.
     24. Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing for more than five (5) days after Landlord has given notice of said default to Tenant, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, with such demand or notice as is required by this Lease and Illinois law, to re-enter the Premises by forcible entry and detainer proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.
          If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of relating the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise pulling the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.
          If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant far such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from lime to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
          Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall-not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under (this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on commercially reasonable terms and conditions. Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.
     25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will he binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.
     26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
     27. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant, provided however, that the holder of any such first mortgage shall not disturb the tenancy of Tenant, provided that Tenant is not in default under this Lease. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, provided such subordination agreement shall contain an agreement of non-disturbance by the mortgagee with respect to Tenant, provided that Tenant is not in default under this Lease, and such instruments of attornment as shall be requested by any such holder and are agreeable to Landlord and Tenant. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.
     28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 60 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 60 day period.
     29. Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force end effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord’s written request thereof.
     30. Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in its manufacturing processes or in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Premises during the Lease Term or otherwise released on or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all

state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
          Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income therefrom), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.
          Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.
     31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises. The current rules and regulations are attached hereto, In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.
     32. Security Service. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
     33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Mojeure”).
     34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
     35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
     36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.
     37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this
Lease.
     (b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

     (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.
     (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, any consent or approval required of Landlord hereunder shall not be unreasonably withheld by Landlord.
     (e) At Landlord’s request from time to lime Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.
     (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
     (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.
     (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
     (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
     (j) Any amount not paid by Tenant within thirty (30) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
     (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of laws.
     (1) Time is of the essence as to the performance of Tenant’s obligations under this Lease.
     (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
     (n) In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.
     38. Landlord’s Lien/Security Interest. Intentionally omitted.
     39. Limitation of Liability of Trustees, Shareholders, and Officers of ProLogis. Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

John B. Sanfilippo & Sons, Inc.	PROLOGIS, a Maryland real estate investment trust

By:	By:

Name:		Name:	Brian Marsh

Title:		Title:	Senior Vice President

Address:		Address	:

100 Division Street
Suite 101
	,	Bensenville, IL 60106

Rules and Regulations
1.	The sidewalk, entries, and driveways of the Premises shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises.

3.	Parking any type of recreational vehicles is specifically prohibited on or about the Premises. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle.

4.	Tenant shall maintain the Premises free from rodents, insects and other pests.

5.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

6.	No auction, public or private, will be permitted on the Premises.

7.	The Premises shall not be used for lodging, sleeping or cooking or far any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

8.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

9.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

ADDENDUM 2
ONE RENEWAL OPTION
ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED___, BETWEEN
ProLogis
and
John B. Sanfilippo &. Sons, Inc.
     (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of at least 3 months, but not more than 9 months (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 6 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.
     (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the Base Rent applicable to the last year of the initial Lease term. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).
     (c) The payment of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.
     (d) Except for the Base Rent as provided above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.
     (e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.
     (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.
     (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).
     (h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be constructed to include, when practicable, the Extension Term except as provided in (d) above.

EXHIBIT C
BILL OF SALE AND ASSIGNMENT OF CONTRACTS
     This instrument is executed and delivered as of the ___ day of ___, 200 ___ pursuant to that certain Agreement of Purchase and Sale (“Agreement”) dated ___, 200_, by and between JOHN B. SANFILIPPO & SON, INC, a Delaware corporation (“Seller”), and PROLOGIS a Maryland real estate investment trust (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).
     1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following:
     (a) Tangible Personally. All of the furniture, fixtures, equipment, interior appliances, machines, apparatus, supplies and personal property of every nature and description and all replacements thereof now owned by Seller (including any interest in such property that is leased by Seller) and located in or on the property; and
     (b) Intangible Personalty. All the right, title and interest of Seller in and to any and all of the intangible personal property related to the Real Property, including, without limitation, all trade names and trademarks associated with the Real Property including Seller’s interest in the name of the Real Property, the plans and specifications and other architectural and engineering drawings for the Real Property and improvements located on the Real Property; warranties; contract rights related to the construction, operation, ownership or management of the Real Property (but excluding Seller’s obligations under contracts except those expressly assumed in this instrument); governmental permits, approvals and licenses to the extent assignable; and telephone exchange numbers (if assignable).
     2. Assignment of Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the service contracts described in Exhibit B attached hereto (the “Service Contracts”), and Purchaser hereby assumes the obligations of Seller under such service contracts arising from and after the Closing Date.
     3. Warranty. Seller hereby represents and warrants to Purchaser that it is the owner of the property described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Agreement), and Seller warrants and defends title to the above-described property unto Purchaser, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, subject only to the Permitted Exceptions as defined in the Agreement. Seller further warrants that there are no leases, occupancy agreements, commission agreements, or other agreements whatsoever affecting the Property.

     4. Indemnification. Seller shall defend, indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Service Contracts arising on or before the Closing Date (as defined in the Agreement). Purchaser shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Service Contracts arising after the date hereof.
     5. Limitation of Liability. In accordance with the Declaration of Trust of Purchaser, notice is hereby given that all persons dealing with Purchaser shall look to the assets of Purchaser for the enforcement of any claim against Purchaser, as none of the trustees, officers, employees or shareholders of Purchaser assume any personal liability for obligations entered into by or on behalf of Purchaser.
     IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment of Contracts to be executed as of the date written above.

SELLER:

JOHN B. SANFILIPPO & SON, INC.,
a Delaware corporation

By:

Name:

Title:

PURCHASER:

PROLOGIS

By:

Name:

Title: